AUBURN NATIONAL
BANCORPORATION,
INC AND SUBSIDIARIES
EXHIBIT 19.1
INSIDER TRADING POLICY
This
is
the
Insider
Trading
Policy
(the
“Policy”)
of
Auburn
National
Bancorporation,
Inc.,
AuburnBank
and
their
subsidiaries
(individually
and
collectively,
the
“Company”).
This
Policy
covers
all
Company
(1)
employees
and
officers,
(2) members
of the
any Company
Board of Directors
(the “Board”),
advisory directors and Board observers, and (3)
consultants
or
independent
contractors
whose
business
relationship
with
the
Company
provides
access
to
Material
Nonpublic Information regarding the Company (“Representatives”).
This Policy also applies to (1) any family member who lives in the same household as a person covered by this Policy and
any
family
members
who
do
not
live
in
your
household
but
whose
securities
transactions
are
directed
by
you
or
are
subject to your influence
and control, such as children
away at college or parents
or children who consult
with you before
they trade, or
(2) any person
controlled by or under
common control with
any person described
in the preceding
sentence
(collectively,
“Family Members”).
You
are responsible for the transactions of your
Family Members and any entities that
you influence
or control,
including any
corporations,
partnerships, trusts
or estates
(collectively,
with Family
Members,
“Related Parties”).
You
shall inform your
Related Parties
of the need
to confer with
you before they
trade any
Company
Securities
and
before
they
trade
the
securities
of
any
other
entity
(“Third
Party
Securities”)
about
which
you
have
communicated Material
Nonpublic Information
that you obtained
in the course
of your role
with the Company.
You
and
the persons and entities described in the above paragraphs are “Covered Persons
”
under this Policy.
This Policy
applies to
all direct
and
indirect
transactions in
Company
Securities and
Third-Party Securities
by Covered
Persons.
Covered Persons are
subject to, and
shall comply with
this Policy in
all capacities, including
when acting
as an
agent, power of
attorney,
representative, nominee
or fiduciary or
otherwise for or
on behalf of
any other person
or entity.
Transactions by
your Related Parties will
be regarded for
the purposes of this
Policy and the applicable
securities laws as
though made by you.
The special obligations and liabilities of
Section 16 Persons are described in Section
III.B. and Article IV below.
Various
defined terms used in this Policy are provided in Article VI.
Our
Code
of
Conduct
and
Ethics
requires
compliance
with
this
Policy.
You
are
responsible
for
compliance
with
this
Policy.
If you have any
questions regarding this Policy,
please contact the Company’s
Shareholder Relations Officer
or the Chief
Financial Officer.
I. Reasons for this Policy
Violators
of the
U.S. insider
trading laws
face civil
penalties of
up to
three times
the profit
gained, or
loss avoided,
by
reason of
their Securities
trades.
A criminal
fine of
up to
$5 million
for individuals
(up to
$25 million
for entities)
and
criminal forfeiture, and a
term of up to 20
years in jail, may be
imposed in the event
of a willful violation.
The Company
and its officers and Board
members could also face significant
civil penalties for failing to take
steps to prevent violations
of the insider trading laws by Company personnel,
including penalties of the greater of $1 million or
three times the profit
gained
or
loss
avoided
as
a
result
of
an
insider’s
violation
and
a
criminal
penalty
for
failing
to
take
adequate
steps
to
prevent insider
trading.
Further penalties
may be
assessed for
insider trading
under foreign
and state
securities or
“blue
sky” laws (“State Securities Laws”).
In
addition,
violations
of
insider
trading
laws
can
result
in
significant
expense
to
the
Company
in
connection
with
investigations by
bank or securities
regulators, or
criminal authorities,
including the
United States Department
of Justice.
Violations
could adversely
affect the
Company’s
reputation and
prevent the
Company from
using or
assisting customers
to
use
SEC
Rule
506
for
limited
offerings
of
securities
exempt
from
registration
under
the
Securities
Act
or
require
cautionary disclosures that may discourage investors.
The public and the securities markets
could lose
confidence in
the
Company and its securities as a result of violations.
These could substantially harm the Company and its shareholders.
II.
Prohibited Insider Trading
and Disclosure of Material Nonpublic Information; No Tipping.
All Covered
Persons are
prohibited from
engaging in
transactions, including
purchases and
sales in,
and gifts
of, any
(i)

Company
Security while
in in
possession
of Material
Nonpublic
Information
about the
Company
regardless
of whether
the
Company’s
Trading
Window
is
open
or
closed,
or
(ii)
Third
Party
Securities
while
in
possession
of
Material
Nonpublic Information
about such issuer
that has been
obtained by reason
of the person’s
employment by,
or association
with, the Company (individually and collectively,
“Insider Trading”).
In
addition,
all Covered
Persons
are prohibited
from disclosing
Material
Nonpublic
Information
about
the
Company
or
any Other Entity (as defined in the next paragraph)
that has been obtained by reason of the Covered Person’s
employment
by, or
association with, the Company,
to other persons, including colleagues
within the Company,
and friends and family.
However,
Material Nonpublic
Information may
be disclosed
to certain persons
for the
express purpose
of performing
an
authorized
act
or
service
necessary
to
the
Company
in
accordance
with
the
Company’s
policies,
such
as
to
colleagues
within the Company
whose jobs require them
to have such information
and accountants, attorneys and
other persons who
hold a duty of trust and confidence with the Company.
The other
entity (“Other
Entity”) may
be any
other entity
with which
the Company
competes, does
business with
or
is
involved
in
an
existing
or
potential
business
relationship
or
transaction,
such
as
an
existing
or
potential:
customer,
borrower,
counterparty,
strategic
partner
or
joint
venturer,
and
others,
including
a
party
to
a
potential
business
combination or important contract.
All
Tipping
and
recommendations
about
Company
Securities
or
Third-Party
Securities
by
Covered
Persons
are
prohibited, even if you do not believe that the information, standing alone, is Material or do not know if the information is
Material Nonpublic
Information, particularly
if the
person is
offering
you anything
of value
in exchange,
including non-
monetary
compensation
or
relationships.
Market
Professionals
employ
many
means,
including
so-called
“expert
networks,” to
try to extract
confidential information
from employees at
all levels
of
a
company.
Do
not
Tip
or
provide
Material Nonpublic Information
to relatives, friends or
other persons or
entities – it is
illegal even if you
get no monetary
benefit, and both you and the tippees will be liable.
Disclosure of
Material Nonpublic
Information
to Market
Professionals by
authorized
persons pursuant
to any
Company
disclosure policy will not violate this Article II.
III. Specific Procedures Applicable to All Personnel and Section 16 Persons
The following procedures are also considered part of this
Policy and your compliance with these is also required.
A. General
1.
Trading Windows
and Blackout Periods.
In addition to the
general prohibition on Insider
Trading set forth
in this Policy,
you must observe the
“Blackout Periods”
described below.
Periods outside Blackout Periods are “Trading Windows.
”
Blackout Periods are the following:
a.
Covered
Persons
cannot
engage
in
a
transaction
in
Company
Securities
from
the
beginning
of
the
second
week prior to the end
of each fiscal quarter through
the close of business on
the second (2
nd
) full trading day
after the Company’s financial results
for such quarter have been publicly disclosed.
b.
The
Company
may
provide
a
“Blackout
Notice”
at
any
time,
including
during
a
Trading
Window,
that
a
transaction in
Company Securities
is not
permitted in
the event
of Material
Nonpublic Information
that has
arisen and
exists at
that time.
Until such
Blackout Notice
is terminated,
you cannot
engage in transactions,
including purchases, sales and gifts) in Company Securities.
c. The
Company’s
Chief
Executive
Officer
and
Chief
Financial
Officer,
or
either
of
them,
have
the
authority
to
impose
additional
restrictions on
trading
in Company
Securities at
any
time,
including
during
periods that
would
otherwise
be
Trading
Windows,
and
to
apply
such
additional
restrictions
and
the
pre-clearance
process applicable to Section 16 Persons to certain Company
officers and employees, who may in the course
of their activities
have access to
or be exposed
to Material Nonpublic
Information.
In such event,
notice of
such additional restrictions will
be provided to the
affected individuals personally or
by e-mail or telephone,
including
voicemail.
The
affected
individuals
shall
not
inform
any
other
person
of
such
additional
restrictions.
Such notice
may be
given by
the Chief
Executive Officer
or the
Chief Financial
Officer,
who
may delegate
such action
to the
Shareholder Relations
Officer.
Nothing herein
shall limit
or preclude
any
additional transfer
or other
restrictions in
any Awards
under the
2024 Incentive
Plan, or
which are
adopted

to
comply
with
any
applicable
Securities
Law,
banking
law
or
contractual
requirements,
including
any
lockup agreements.
d.
If you
have placed
a limit
order or
open instruction
to buy
or sell
Company Securities,
you shall
terminate
such instructions immediately
upon the earliest
of (i) the expiration
of any trading approval
or preclearance,
and (ii) the commencement and during the existence of a Blackout Period or other trading restriction.
2.
Preclearance and Approval of Transactions.
a.
Preclearance
and
prior approval
by the
Company
of transactions
in Company
Securities is
not required
of
Covered Persons, when effected during times when the Trading
Window is open for the Covered Person.
b.
All Rule
10b5-1 Plans
and Non-Rule
10b5-1 Trading
Arrangements should
be adopted,
modified, suspended
or terminated
only during an
open Trading
Window which
is applicable to
that person, and
must be approved
by the Company in advance
of adoption, modification, suspension
or termination, except for certain
automatic
transactions expressly
approved by
the Company
as part
of the
adoption of
the Rule
10b5-1 Plans
and Non-
Rule 10b5-1
Trading
Arrangements.
Transactions
made pursuant
to previously
approved Rule
10b5-1 Plans
and
Non-Rule
10b5-1
Trading
Arrangements,
Award
vesting
and
exercises of
Awards
that do
not involve
a
sale other than cashless exercises
of options and tax
withholding with the Company
as provided in Sections 4,
6.a.
and
6.b.
of
this
Article
III
do
not
require
pre-approval.
Section16
Persons
are
responsible
for
the
applicable
Exchange
Act reporting
of any
such transactions,
including
on SEC
Forms 3,
4, 5,
and
Schedule
13D/G.
c.
If a
request for
pre-clearance is
made, it
must be
submitted to
the Chief
Financial Officer
or Chief
Executive
Officer at least two
(2) business days in advance of
the proposed transaction.
The Company has no obligation
to approve a transaction submitted for pre-clearance and may determine not to permit the transaction.
If a pre-
clearance
request
is
not
approved,
the
requesting
person
must
refrain
from
initiating
the
transaction
in
Company Securities and should not inform any other person of the restriction.
d.
Any approval
or preclearance
of a
transaction will
be granted
subject to
a time
limitation within
which the
trade
must be
executed.
If no
time
limit
is specified,
then the
approval
will expire
at the
close of
normal
trading
on
the
Nasdaq
Global
Market
(or
such
other
exchange
or
over-the-counter
market
on
which
the
Company’s
Securities are then
principally traded)
on the third
trading day
after approval (including
the day
of approval).
If
the transaction
is not
consummated
within
such
time
period,
a
new
pre-clearance
request
must be submitted and approved before such person may engage in the transaction.
e.
At the
time of
entering into,
modifying
or terminating
a Rule
10b5-1
Plan or
a Non- Rule
10b5-1 Trading
Arrangement, or
placing a
trade in
or transaction
Company Securities,
you are
responsible for
determining
that
you
are
not
in
possession
of,
and
do
not
have
access
to,
Material
Nonpublic
Information,
and
for
verifying that the Comp
any has not
imposed any restrictions
on your ability
to engage in
trades.
3. No Speculative Transactions.
a.
No Covered
Person may
engage in
speculative transactions in
Company Securities at any
time.
All Covered Persons
are
prohibited
at
all
times
from
short-selling
Company
Securities
or
engaging
in
transactions
involving
Derivative
Securities
with
respect
to
Company
Securities
or
otherwise,
including
hedges
of
any
options,
restricted stock
and restricted stock
units, appreciation
rights or other
awards (“Awards”)
granted under
the
Company’s
2024 Equity
and Incentive
Plan (the
“2024
Incentive
Plan”)
or otherwise.
These
prohibitions
include,
but are
not limited
to, short
sales, equity
and
other swaps,
forwards,
futures,
puts, calls
and
other
options contracts and derivatives,
including straddles, any other
Derivative Securities or strategies
involving
one or
any combinations
of such
instruments and/or
Derivative Securities
or short-term
buying and
selling
of Company Securities.
b.
Nothing
in
this
Section
3
shall
otherwise
prohibit
a
Covered
Person
from
receiving
Awards
under
the
2024
Incentive
Plan or
other Company
incentive plans
and realizing
the value
in accordance
with terms
of such
Awards, provided
no
Covered
Person
may
use
hedging
instruments
or
strategies,
including
Derivative
Securities to increase the value or reduce the risks of such Awards.
4. Rule 10b5-1 Plans

Transactions
(including
gifts) that
would
otherwise
be prohibited
at certain
times by
this Policy
are allowed
if they
are
made pursuant
to a
Rule 10b5-1
Plan or
Non-Rule 10b5-1
Trading
Arrangement, which
is preapproved
by the
Company
and
is adopted
and operated
in accordance
with this
Policy and
all SEC
Rule10b5-1
requirements
and related
reporting
obligations.
See Article V below.
5. Gifts of Company Securities, etc.
All
gifts
of
Company
Securities,
and
gifts
of
Third-Party
Securities,
if
any,
that
are
subject
to
this
Policy,
should
be
planned
and
made
during
open Trading
Windows
or
pursuant
to
a
Rule
10b5-1
Plan.
This requires
year
end
gifts
and
charitable contributions of
such securities to be
made before end
of the second
week of December.
Gifts, including bona
fide
gifts
are
generally
considered
by
the
SEC
as
“sales”
or
“trades”
under
Rule
10b5-1
and
for
Section
16
reporting
purposes on
SEC Form
4.
Whether a
gift is
“bona fide”
and can be
made outside
an open
Trading
Window will
depend
on the
facts and
circumstances surrounding
each gift,
including the
donor’s relationship
with the
recipient, the
nature of
the tax benefit of the donor and the expectation or
intent that the recipient will sell the Company Securities received.
You
should contact
the Shareholder Relations
Officer or
Chief Financial Officer
as to whether
any gift is
bona fide, including
all relevant facts,
and can
be made
consistent with this
Policy outside
an open
Trading Window
at least two
(2) business
days in advance
of a proposed
gift, although exceptions
for bona fide
gifts are not
to be expected
or assured.
All gifts by
Section 16 Persons must be precleared
in advance and reported timely on Form 4.
6. Non-Market Transactions.
Certain
limited
non-market
transactions
described
below
(“Non-Market
Transactions”)
are
allowed
even
while
in
the
possession of Material Nonpublic Information:
a.
Stock
Purchase
and
Dividend
Reinvestment
Plans.
Acquisitions
of
Company
Securities
consistent
with
instructions established
at the
time of
enrollment
in a
Company employee
or direct
stock purchase
or dividend
reinvestment
plan.
This
Policy
does
apply,
however,
to
your
elections
to
participate
or
change
your
level
of
participation in
these plans, to
transfer shares
into or out
of such a
plan, and to
any sales of
Company Securities
acquired
through
these
plans,
which
only
may
be
made
when
during
an
open
Trading
Window
and
otherwise
pursuant to this Policy.
b.
Vesting
of Awards
and Cashless Exercises with the Company.
Vesting
of restricted stock or other Awards
under
the 2024 Incentive
Plan, or the exercise
of a tax
withholding right pursuant
to which an election
is made to have
the Company
withhold shares
of Company
stock to
satisfy tax
withholding requirements
or a
cashless exercise
of
a
stock
option
or
other
Award
between
the
grantee
and
the
Company
where
options
or
Awards
are
surrendered to the Company.
Cashless exercises of Awards
through brokers, other
third parties or on the
market
or other transactions are subject to this Policy,
however.
c.
Other
Non-Market
Transactions.
A
specific,
non-market
transaction
approved
in
writing
in
advance
by
the
Company’s
Shareholder Relations
Officer or
Chief Financial Officer,
or if neither
of these persons
are available
or are a party to such transaction, the Chief Executive Officer).
B.
Additional Procedures Applicable to Section
16 Persons
Section16 Persons
must timely
report
all
trades, transfers,
pledges or
other transactions
of Company
Securities, including
all
gifts, including
those made
when the
Trading
Window
is open
for such
persons, and
are responsible
for the
applicable
Exchange Act
reporting of
any such
transactions, including
on SEC
Forms 3,
4, 5
(each A
“Section 16
Filing”), and
SEC
Schedule 13D/G.
Any transfers, including gifts, of Company
Securities and any exercises of Awards
under the 2024 Incentive Plan or other
plans, whether
or not
exempt under
Section 16(b),
must be
reported
to the
SEC by
filing a
SEC Form
4 within
two (2)
business days.
The Shareholder Relations Officer will,
if requested, assist in completing the SEC Form 4
or other Section
16
Filings
in reliance
upon
information
provided
by,
and will
file
it on
behalf
of,
the Section
16 Person
with
the SEC.
However,
the completion,
contents,
and
timeliness
of
any Rule
144,
Section 16
filing
and
any
Schedule 13D/G
are the
sole responsibility of each Section 16 Person or other reporting person, as applicable.
Section 16 Persons are also expected to comply
with Section 16(b) of the Exchange Act (“Section 16(b)”),
which imposes
liability for
any profit
derived by
them as
the result
of a
purchase and
sale of
Company Securities
occurring within
any
six-month period.
For more information, please see Article IV,
Consequences for Violations of
this Policy.

C. Additional Provisions Applicable to All Persons
The terms “Material Information”
and “Material Nonpublic Information” are defined
in Article VII below.
The “Material
Information” definition contains a non-exclusive list of examples of “material”
items.
This Policy’s
provisions
about Material
Nonpublic
Information regarding
the Company
apply
to you
regardless of
how
you
become
aware
of
the
information.
You
may
learn
Material
Nonpublic
Information
about
Other
Entities
and
third
parties
as a
result
of
their relationship
to
the
Company
or discussions
about
possible
relationships
or
transactions.
For
example,
if
you
are
an
administrative
assistant
and
you
have
learned
that
a
large
contract
has
just
been
received
by
company A from the Company,
or that an acquisition of company B by the Company
is about to occur, you are prohibited
from trading
in Company
Securities through
the close
of the
second (2
nd
) full
trading day
after
Public Disclosure
of the
news.
Each of company
A and company
Bb would be
Other Entities under
this Policy.
Therefore, you also
cannot trade
in
these
Other
Entities’
securities
which
are
Third
Party
Securities
under
this
Policy,
as
discussed
further
in
the
next
paragraph.
When you are
in possession of
Material Nonpublic
Information of
the Company
or such
Other Entities,
you
have
a
duty
to
the
Company
to
keep
that
information
confidential and
not to
use it
for your
personal
benefit, and
you
cannot provide it
to or Tip
anyone for
your or their benefit.
With
respect
to
Material
Nonpublic
Information
concerning
an
Other
Entity,
this
Policy
applies
to
you
if
you
became
aware
of
the
Material
Nonpublic
Information
about
the
Other
Entity
by
reason
of
your
affiliation
or
work
with
the
Company.
In the example
above, you also
would not be
able to trade in
the securities of
company A or
company B until
after
Public
Disclosure
of
the
news.
Trading
securities
on
inside
information
is
illegal,
and
you
cannot
use
Material
Nonpublic Information regarding the Company or Other Entities to trade in their respective securities.:
i.
Possession
of Material
Nonpublic
Information.
If you
are aware
of Material
Nonpublic
Information
about the
Company,
you
are
prohibited
from
trading
in
Company
Securities,
even
if
the
Trading
Window
is
open,
general
ly.
ii.
Questions.
If
you have
any questions
as to
whether any
information
you have
about the
Company
or another
entity you
believe may
be an
Other Entity,
is Material
Information or
is Material
Nonpublic Information
about
the
Company
or an
Other Entity,
and
you are
contemplating
a transaction
in
Company
Securities or
the
Other
Entity’s
Third
Party
Securities,
you
must
contact
the
Shareholder
Relations
Officer
or
the
Chief
Financial
Officer
(or
if
neither
of
these
persons
is
available,
the
Company’s
Chief
Executive
Officer)
at
least
two
(2)
business days
prior to
executing the
transaction to
determine if
you may
properly proceed.
Section 16
Persons
should
be
particularly
careful
to
avoid
even
the
appearance
of
engaging
in
improper
securities
transactions.
WHEN IN DOUBT, DO
NOT TRADE.
iii.
Requests for
Information.
You
should be alert
to anyone who appears to be
asking you
for
Material Nonpublic
Information
of
any
kind
about
the
Company
or
Other
Entities.
If
you
receive
such
a
request
for
information,
comments
or
interviews
regarding
the
Company
(other
than
routine
product
or
services
inquiries)
or
Other
Entities
that
may
result
in
the
dissemination
of
Material
Information
or
Material
Nonpublic
Information,
you
must direct the
request to the Company’s
Shareholder Relations Officer
or Chief Financial
Officer,
or if he or
she
is
unavailable
or
is
a
party
to
such
transaction,
the
Chief
Executive
Officer,
so
that
an
authorized
Company
spokesperson
may
determine
whether
or
how
to
respond
to
any
such
request
consistent
with
the
applicable
securities
Company’s
obligations
under
SEC Regulation
Fair Disclosure
(“Reg.
FD”) and
the Company’s
then
current disclosure policy .
iv.
No Exceptions to Policy.
There are no exceptions to
this Policy, including
for emergencies or to
avoid hardship
.
One
of
the
Company’s
responsibilities
as
a
public
company
is
to
enforce
this
Policy.
Except
as
specifically
permitted
by
this
Policy
(for
example,
in
the
case
of
Non-Market
Transactions
and
transactions
pursuant
to
a
Rule
10b5-1
Plan),
you
must
refrain
from
a
transaction
even
if
you
planned
or
committed
to
the
transaction
before
you
came
into
possession
of
the
Material
Nonpublic
Information,
regardless
of
the
economic
loss
you
believe you
might suffer
as a consequence
of not
trading.
Also, if
you are
in possession
of Material
Nonpublic
information,
it
does
not
matter
that
publicly
disclosed
information
might
provide
an
independent
basis
for
engaging
in
the
transaction.
EXCEPT
AS
SPECIFICALLY
PERMITTED
BY
THIS
POLICY,
YOU
CANNOT
TRADE
IN
SECURITIES
WHILE
IN
POSSESSION
OF
MATERIAL
NONPUBLIC
INFORMATION.
v.
Size of a Securities
Transaction.
The size or amount
of a securities transaction
is irrelevant.
There are no dollar

minimums
or
limits
on
the
size
of
a
transaction
that
will
trigger
insider
trading
liability
or
a
violation
of
this
Policy
or
applicable
insider
trading
laws.
The
SEC and
the United
States
Department
of
Justice
have
pursued
relatively small
trades, and
the Company
does not
permit any
Insider
Trading,
even
if the
trades
are
small.
In
addition,
you
can
be
subject
to
civil
and
criminal
penalties,
even
if
you
receive
no
monetary
benefit
from
disclosing or
using Material
Nonpublic Information.
IV.
Consequences for Violations of this Policy and Exchange Act,
Section 16(b)
Failure to comply
with this Policy
could result
in a serious
violation of
Securities Laws by
you and/or the Company,
and
may
subject you to civil and criminal penalties
described in
Article I
above.
In addition to any criminal or civil penalties
prescribed by law,
violation of this Policy
constitutes grounds for
adverse actions by the
Company,
including termination
of your employment for cause, or with respect to Representatives, the termination of any relationship with the Company.
Exchange
Act
Section
16(b)
imposes
liability
on
Section
16
Persons
for
any
profit
derived
by
them
as
the
result
of
a
purchase
and
sale
occurring
within
any
six-month
period.
Any
excess
of
the
sale
price
over
the
purchase
price
is
considered “profit,”
and must
be paid
to the
Company.
It does
not matter
whether the
purchase or
the sale
occurs first,
and it is not
necessary for the
same shares to be
involved in each
of the matched
transactions.
Transactions are
paired so
as
to
extract
the
maximum
profit
by
matching
the
lowest
purchase
price
and
the
highest
sale
price
within
a
six-month
period;
losses cannot
be
offset
against
gains.
The result
is that
liability
may
exist under
Section
16(b)
even
though
an
insider’s overall trading in the stock resulted in a loss.
If Section 16
Persons engage in transactions
after they are
no longer executive
officers or directors,
such transactions can
be matched
for Section
16(b) purposes
if these
occur within
six months
of an
opposite-way
transaction
which occurred
while such person was still a Section 16 Person of the Company.
Good
faith
or
inadvertence
on
the
part
of
a
Section
16
Person
is
no
defense
to
liability
under
Section
16(b)
and
no
knowledge of
inside information
needs to
be involved.
If the
Company itself
does not
press a
claim for
recovery of
the
short-swing profit,
any stockholder
may do
so on
behalf of
the Company
(and may
be awarded
attorneys’ fees
as well).
Section
16(b)
plaintiffs’
attorneys
monitor
insiders’
Section
16
reports
and
request
that
the
Section
Person
restore
any
profit made or loss avoided to the Company and pay their legal fees.
V.
Rule 10b5-1 Plans and Similar Trading
Arrangements
Rule 10b5-1 Plans
SEC Rule
10b5-1,
as amended,
provides
an affirmative
defense from
insider
trading
liability,
and
permits purchases
and
sales
Company
Securities
under
a
qualifying
Rule
10b5-1
plan
(“Rule
10b5 -1
Plan”)
without
regard
to
certain
insider
trading restrictions.
A Covered
Person Policy
must enter
into a
Rule 10b5-1
plan for
transactions in
Company Securities
that is
approved in
advance by
the Company
and meets
the conditions
in Rule 10b5-1.
A Covered
Person may
only enter
into a Rule 10b5-1 Plan when that person is not aware of Material Nonpublic
Information.
A
Rule
10b5-1
Plan
must
be
a
binding
contract
to
purchase
or
sell
a
Company
Security,
instructed
another
person
to
purchase or sell
the security for
the instructing person’s
account, or adopt
a written plan
for trading securities.
The Rule
10b5-1 Plan must:
•
specify the amount of securities to be bought or sold, and the price and date for the transaction;
•
includes a
written formula,
algorithm or
computer program
for determining
the amount,
price and
date of
the
purchase or sale; or
•
does
not
permit
the
person
to
exercise
any
subsequent
influence
over
how,
when
or
whether
to
effect
purchases
or sales,
while at
the
same time
ensuring
that any
person
effecting
trades under
the Rule
10b5-1
Plan is not aware of any material nonpublic information while doing so.
Once
a
Rule
10b5-1
Plan
is
adopted,
the
person
must
not
exercise
any
influence
over
the
number
of
securities
to
be
traded, the
price at which
they are traded
or the date
of the trade.
The Rule 10b5
-1 Plan must
either specify
the amount,
pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party.
Any Rule 10b5-1 Plan must
be submitted to the Company for
prior approval at least 10 business days
prior to the entry
into
the
Rule
10b5-1
Plan.
In
order
for
a
Rule
10b5-1
Plan
to
be
approved,
the
following
requirements
must
be
observed:

•
the person
adopting the
Rule 10b5-1
Plan must
include a
representation certifying
that he
or she
is adopting
the
plan in good faith,
at a time when he
or she is not in
possession of material nonpublic
information and not as part
of a plan to evade insider trading prohibitions.
•
the
Rule
10b5-1
Plan
must include
a
cooling-off
period
between
the
adoption
of
the
Rule 10b5-1
Plan
and
the
first trade
under the
Rule 10b5-1
Plan.
For Section
16 Persons,
the cooling
off
period is
of the
later of
(A) 90
days
after
the
adoption
of
the
Rule
10b5-1
Plan
and
(B)
two
business
days
following
the
disclosure
of
the
Company’s
financial
results
on a
Form
10-Q
or
Form
10-K for
the
completed
fiscal
quarter
in
which
the
Rule
10b5-1 Plan is
adopted; provided,
in no event
will the required
cooling-off period
exceed 120 days
following the
adoption of
the Rule
10b5-1 Plan.
For all
other Covered
Persons, the
cooling off
period is at
least 30
days after
the adoption of the Rule 10b5-1 Plan.
•
Covered Persons
may not
have more
than one
Rule 10b5-1
Plan in
effect at
the same
time other
than under
the
following
limited
exceptions:
(i)
a
series
of
separate
contracts
with
different
broker-dealers
or
other
agents
to
execute
trades
that
are
treated
as
part
of
a
single
plan,
provided
that
the
contracts
taken
as
a
whole
meet
the
conditions
of
Rule10b5-1
and
remain
subject
to
such
Rule;
(ii)
one
later-commencing
Rule
10b5-1
Plan
for
purchases or
sales of
securities in
the open
market under
which trading
is not
authorized to
begin until
after all
trades under
the earlier-commencing
Rule 10b5-1
Plan have
been completed
or have
expired without
execution;
and
(iii)
a
Rule
10b5-1
Plan
that
authorizes
an
agent
to
sell
only
securities
that
are
necessary
to
satisfy
tax
withholding obligations
arising exclusively
from the
vesting of
compensatory awards
such as
restricted stock
or
stock
appreciation
rights
and
the
person
does
not
exercise
control
over
the
timing
of
sales
(“sell-to-cover
transactions”).
•
a Covered Person may not
have more than one Rule
10b5-1 Plan that is intended
to effect open-market purchases
or
sales of
a
total
amount
of securities
as a
single
transaction
in
any
12-month
period
(other
than
sell-to-cover
transactions for tax withholding purposes); and
In addition, there are various other conditions, disclosure and filing requirements on users of such plans and the Company:
•
That the
person establishing
such 10b5-1
plan did
not have any
other contracts,
instructions, or
plans that
would
qualify
under
Rule
10b5-1(c)(1),
except
for
specified
exceptions
available
under
such
Rule
10b5-1
when
such
person entered into such the 10b5-1 plan;
•
Quarterly
disclosures
by
the
Company
of
the
use
of
10b5-1
plans
and
similar
“Non-Rule
10b5-1
trading
arrangements,” by the Company’s
directors and officers;
•
Annual disclosure of the Company’s
insider trading policies and procedures; and
•
A requirement
that Section 16
Persons report transactions
in the Rule
10b5-1 Plan timely
on SEC Forms
4 and 5
and indicate on that such transactions were intended to satisfy the affirmative defense conditions of Rule10b5-1.
Non-Rule 10b5-1 Trading Arrangements
Non-Rule
10b5-1
Trading
Arrangements
are
similar
to
Rule
10b5-1
Plans,
that
are
intended
to
satisfy
the
affirmative
defense
of
Rule
10b5-1,
but
do
not
include
either
the
cooling
off
or
certification
provisions
required
for
Rule
10b5-1
Plans.
Non-Rule
10b5-1
Trading
Arrangements
must
be
submitted
to
the
Company
for
prior
approval
and
include
the
same information as
Rule 10b5-1 Plans,
as applicable, to
the Company at
least 10 business days
prior to the
entry into the
Rule 10b5-1 Plan.
Please
contact
the
Shareholder
Relations
Officer
or
Chief
Financial
Officer
at
least
10
business
days
in
advance
of
establishing
any
Rule
10b5-1
Plan,
Non-Rule
10b5-1
Trading
Arrangement
or
other
trading
plan,
and
coordinate
with
those
officers
so
that
you
and
the
Company
can
comply
with
the
SEC
requirements,
including
receipt
of
trade
confirmations and timely reporting of all transactions on SEC Form 4 and other Section 16 Filings.
VI.
Company Trading
in its Securities
The Company’s Policy on
trading in its securities is attached as Exhibit A.
VII. Certain Reporting

The Company is required to publicly disclose information filed by
Section 16 Persons and this Policy.
SEC Form 3, 4 or 5
filings by
Section 16
Persons are
posted by
the Company
on its
website.
The Company’s
proxy statement
for its
annual
shareholders’
meeting
is
required
to
include
disclosure
of
delinquent
Section
16
reports
by
the
Company’s
Section
16
Persons.
Such reports
include the
names of
delinquent filers,
the number
of late
reports, the
number of
transactions that
were not reported on a timely basis, and any known failure to file a required form.
The
Company’s
annual
and
quarterly
reports
are
required
to disclose
the
adoption
and
termination
of 10b5-1
Plans
and
any
contract,
instruction
or
arrangement
(each,
an
“arrangement”)
under
Rule
10b5-1
or otherwise,
including
Non-Rule
10b5-1
Plans, by
Company
Section 16
Persons in
the Company’s
annual and
quarterly reports
on SEC
Forms 10-Q
and
10-K,
,
including
the
material
terms
thereof,
such
as
the
name
and
title
of
the
director
or
executive
officer,
the
date
of
adoption or
termination of
the plan
or arrangement,
the duration
of the
plan or
arrangement and
the aggregate
number of
shares to be purchased or sold pursuant to the plan or arrangement.
This Policy is filed with the SEC.
VIII. Definitions
The following defined terms are provided for
ease of reference.
Additionally, as
used in this Policy,
the singular includes
the
plural and
vice versa,
and any
reference
to gender
includes all
genders.
The words
“include,”
“including”
or
any
derivation
thereof
are
not
limited
by
virtue
of
any
enumeration
and
shall
be
deemed
followed
by
the
words
“without
limitation.”
“Company Securities”
means all Securities issued by the Company or its subsidiaries, including
Company common stock.
“Derivative Securities”
are swaps,
options, warrants,
restricted stock
units, stock
and other
appreciation rights
or similar
rights or other
instruments, including other
Awards,
whose value is
derived from the
value of an
equity or other
security,
including Company Securities.
“Exchange
Act”
means
the
means
the
federal
Securities
Exchange
Act
of
1934,
and
the
SEC
rules
and
regulations
thereunder, each as amended and in effect.
“Insider” is
a person
who is
in possession
of Material
Nonpublic Information
concerning the
Company or
another entity
by reason of
his or her affiliation
with the Company.
This includes all Covered
Persons.
For purposes of
this Policy,
any
family member who lives in the same household as an Insider is also considered an Insider.
“Market Professional”
is any person
who is, or
is associated with
(i) a securities
broker-dealer,
(ii) an investment
adviser
or certain
institutional investment
managers, and
(iii) investment companies,
private equity
and hedge
funds, other funds
and family offices, and their affiliated
persons.
These categories include sell-side analysts, buy-side analysts, institutional investment
managers
and
other
market
professionals
who
may
be
likely
to
trade
on
the
basis
of
selectively
disclosed
information.
“Material
Information”
is
information
that
a
reasonable
investor
would
consider
important
in
deciding whether
to buy,
hold or sell
securities.
“Materiality” is fact-specific,
and it
is not possible
to define all categories of Material Information or
determine
whether
specific
information
is
Material
outside
its
particular
factual
context,
the
following
types
of
information typically
are regarded as
Material. The following
are examples only,
and this list
is not intended
to be and
is
not a complete or exclusive list of all information that may be Material:
• Revenue, including revenue growth rates;
•
Gross and net interest margins and spreads including projections of such items;
•
Earnings, including estimates on future earnings and changes in earnings guidance;
•
Changes in credit quality,
provisions for loan losses and potential losses outside the ordinary course of business;
•
Liquidity;
•
Proposals,
plans
or
agreements
(whether
or
not
binding)
regarding
mergers,
acquisitions,
divestitures,
tender
offers,
joint ventures,
strategic alliances
or purchase
or
sales of
material
assets or
securities outside
the ordinary
course;

•
Significant regulatory developments affecting the
Company or its subsidiaries;
•
Developments regarding
customers (when
applicable) or
strategic partners
(including the
acquisition or
loss of
an
important contract or relationship);
•
Changes in business plans or strategies
•
Changes in senior management or auditors;
•
Changes in compensation policy;
•
A change
in auditors
or auditor
notification that
the Company
may no
longer rely
on an
audit report,
or
that
the
auditor is resigning or declining to be reappointed;
•
Financings
and
other
events,
plans
or
proposals
regarding
the
Company’s
Securities
(e.g.,
defaults
on
debt
Securities,
calls of Securities
for redemption, repurchase
plans, stock splits,
proposed
public
or private offerings
or
sales of Company Securities, tender offers, and repurchases of Securities);
•
Material litigation or governmental investigations or proceedings;
•
Material data or cybersecurity breaches;
•
Bankruptcy, corporate
restructurings or receivership; and
•
Any factor
that would
cause the
Company’s
financial
results to
be substantially
different
from
the Company’s
publicly announced projections, analyst estimates, prior trends or previous
filings.
Material Information
also could be
information similar to
that in the
above list relating
to any other
person or entity
with
which
the
Company
does
business
with
or
is
involved
in
a
business
relationship,
or
potential
business
relationship
or
transaction,
such
as,
for
example,
an
existing
or
potential
customer,
counterparty,
vendor,
strategic
partner,
potential
merger partner or large shareholder.
“Material Nonpublic
Information”
means Material
Information that has not
been Publicly Disclosed
by the Company
or a
third party, as applicable.
“Publicly Disclosed”
or “Public Disclosure”
means a communication
or series of
communications calculated
to reach the
general public,
such as
a press
release widely
disseminated,
including
over a
national wire
service, a
SEC Form
8-K or
other
public
filing
with
the
SEC,
or
a
public
webcast
presentation.
Generally,
disclosure
to
a
large
group of
financial
analysts, other
Market Professionals
or investors,
or comments
made in
interviews or
via social
media
do
not constitute
Public
Disclosure,
unless
the
information
has
been
previously
Publicly
Disclosed
or
until
such
information
is
Publicly
Disclosed.
Generally,
Public Disclosure will be
deemed to have been
accomplished by the close
of business immediately
following the second full trading day after such information is publicly disclosed as manner described above.
“Rule 10b5-1” means SEC Rule 10b5-1 as amended and in effect on any date of determination.
“Rule
10b5-1
Plan”
generally
is
a
written
plan
that
has
been
adopted
and
implemented
by
a
Covered
Person
for
purchasing or
selling Company
Securities that
meets each of
the requirements
under SEC Rule
10b5-1, including:
(1) the
plan
is
adopted
during
a
period
when
the
quarterly
Trading
Window
is
open
and
no
Blackout
Notice
or
other
trading
restrictions have been imposed;
(2) the plan is adopted during
a period when the individual is not in possession of Material
Nonpublic Information; (3) purchasing
or selling under the
plan does not commence
until after the applicable
cooling off period
in Rule 10b5-1(c)(ii);
(4)
the
plan
is
adhered
to
strictly;
(5)
the
plan
either
(a)
specifies
the
amount
of
Securities
to
be
purchased or
sold and the date
on which the Securities are
to be
purchased or sold, (b) includes a written formula or algorithm, or computer program, for determining
the amount of Securities to be
sold and the price at which and
the date on which the
Securities
are
to
be
purchased
or
sold, or
(c) does
not permit
any Insider to exercise
any subsequent influence over how,
when, or
whether to
effect sales;
provided
that
any
other
person
who,
pursuant
to
the
contract,
instruction,
or
plan,
did
exercise
such influence
must not
have been
aware of
the Material
Nonpublic
Information
when doing
so; and
(6)
at the
time it
is adopted the
plan conforms to
all other requirements
of SEC Rule
10b5-1
“SEC” means the United States Securities and Exchange Commission.

“Section 16” means Section 16 of the Exchange Act.
“Section 16 Person”
means any Company
director, executive
officer described
in SEC Rule 16a
-1(f) under the
Securities
Exchange Act,
including the Company’s
president, principal financial
officer,
principal accounting
officer
(or,
if there
is
no
such
accounting
officer,
the
controller),
any
vice-president
of
the
Company
identified
by
the
Company
who
is
in
charge
of a
principal business
unit,
division
or function,
any other
officer
who performs
a policy
-making
function,
any
other person
who performs
similar policy-making
functions for
the Company,
and shareholders
of the
Company holding
10%
or
more
of
the
Company’s
outstanding
common
stock.
Officers
of
the
Company’s
subsidiaries
(or
any
parent
company, if any) are deemed officers
of the Company, if they perform
such policy-making functions for the Company.
“Securities”
includes
common
stock,
preferred
stock,
options,
warrants,
restricted
stock,
restricted
stock
units,
stock
appreciation rights,
debentures and
derivatives, including
all other
securities of
an entity
the value
of which
is related
to or
derived from an entity’s common
stock or other securities.
“Securities
Act”
means
the
federal
Securities
Act
of
1933,
and
the
SEC
rules
and
regulations
thereunder,
each
as
amended and in effect.
“Securities Laws”
means the
Securities Act
of 1933,
the Exchange
Act
(the
“U.S.
Securities
Laws”),
and
all
applicable
State Securities Laws, domestic and foreign.
“Tip”
and
“Tipping”
refer
to
when
a
person
subject
to
this
Policy
discloses
material
nonpublic
information
about
the
Company or another
company to another
person or recommends
that another person
trade in the
securities of any
company
while
in
possession
of
Material
Nonpublic
information
about
that
company
and
the
other
person
either:
(i)
trades
that
company’s
securities
while
in
possession
of
that
material
nonpublic
information;
or
(ii)
provides
the
material
nonpublic
information to
a third
party who
then trades
in such
company’s
securities. Tipping
is illegal
even if
you do
not personally
make a trade or otherwise benefit monetarily from disclosing Material
Nonpublic Information.

Exhibit A
Auburn National Bancorporation, Inc.
Policy on Company Trading
in its Securities
Auburn National
Bancorporation, Inc.
and its subsidiari
es (the
“Company”) may,
from time
to time,
in the
future, issue
or
repurchase
their
own
securities,
but
do
not
otherwise
trade
in
their
securities.
Any
such
issuances
or
repurchases
of
Company securities
will be
reasonably designed
to promote
compliance with
(i) the
Nasdaq listing
standards applicable
to
the Company, and (ii)
any insider trading laws that are applicable to the Company in connection to such transactions.